Consent of Independent Registered Public Accounting Firm

To the Board of Directors of
Calvert Municipal Fund Inc.:

We consent to the use of our reports dated February 20, 2009, with respect to the financial statements of the Calvert National Municipal Intermediate Fund, a series of Calvert Municipal Fund Inc., as of December 31, 2008, incorporated herein by reference and to the references to our firm under the headings "Financial Statements" in the Registration Statement on Form N-14.

/s/KPMG LLP

Philadelphia, Pennsylvania
May 14, 2009